UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 26, 2011
Date of Report (Date of earliest event reported)

MID PENN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

349 Union Street, Millersburg, Pennsylvania		17061
(Address of principal executive offices)		(Zip Code)

(717) 692-2133 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2011, Mid Penn Bank (the “Bank”) and Rory G. Ritrievi, President and Chief Executive Officer of the Bank and its parent holding company, Mid Penn Bancorp, Inc. (the “Corporation”), mutually agreed to terminate the existing employment and change in control agreement, dated February 25, 2009 (the “Employment Agreement”), between the Bank and Mr. Ritrievi.  Mr. Ritrievi’s employment is not affected by termination of the Employment Agreement, and he will continue to serve as the President and Chief Executive Officer of the Corporation and the Bank.

On October 26, 2011, the Corporation and Kevin W. Laudenslager, Treasurer of the Corporation and Senior Executive Vice President, Northern Region President/Chief Operating Officer of the Bank, mutually agreed to terminate the existing change in control agreement, dated April 1, 2008 (the “Change in Control Agreement”), between the Corporation and Mr. Laudenslager.  Mr. Laudenslager’s employment with the Corporation and the Bank are not affected by termination of the Change in Control Agreement, and he will continue to serve as Treasurer of the Corporation and Senior Executive Vice President, Northern Region President/Chief Operating Officer of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Dated: October 31, 2011

	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer